                                                     EXHIBIT 10 (c)
                                                     --------------

__________________________________________________________________________





                       SUPPLEMENTAL INDENTURE


                        DATED OCTOBER 1, 1995



                        ____________________


                    WEST TEXAS UTILITIES COMPANY

                                 TO

                    HARRIS TRUST AND SAVINGS BANK

                                 AND

                            J. BARTOLINI

                             as Trustees

                        ____________________



        (SUPPLEMENTAL TO THE INDENTURE DATED AUGUST 1, 1943,
              EXECUTED BY WEST TEXAS UTILITIES COMPANY
                  TO HARRIS TRUST AND SAVINGS BANK
                  AND HAROLD ECKHART, AS TRUSTEES)


                        ____________________




                           PROVIDING FOR

     FIRST MORTGAGE BONDS, SERIES U, 6-3/8%, DUE OCTOBER 1, 2005




__________________________________________________________________________



           THIS INSTRUMENT GRANTS A SECURITY INTEREST BY
      A UTILITY AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


THIS SUPPLEMENTAL INDENTURE, dated October 1, 1995, made and entered into by and between WEST TEXAS UTILITIES COMPANY, a corporation organized and existing under the laws of the State of Texas (herein commonly referred to as the "Company"), and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and having its principal office or place of business in the City of Chicago, State of Illinois, (hereinafter sometimes referred to as the "Trustee"), and J. BARTOLINI, of the City of Chicago, State of Illinois (successor co-Trustee to J. L. SPRENG, resigned), as Trustees under the Indenture dated August 1, 1943, as amended by the Supplemental Indentures dated, respectively, March 1, 1948, November 1, 1951, April 1, 1955, January 1, 1958, February 1, 1961, January 1,
     1969, July 1, 1973, May 1, 1979, November 15, 1981, November 1, 1983,
     April 15, 1985, August 1, 1985, May 1, 1986, December 1, 1989, June 1,
     1992, October 1, 1992, February 1, 1994 and March 1, 1995, heretofore executed and delivered by the Company to the Trustees under said Indenture dated August 1, 1943; said Indenture, as so amended, being hereinafter sometimes referred to as the "Indenture"; and said Harris Trust and Savings Bank and J. Bartolini being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture";

     WITNESSETH:

     WHEREAS, the Company, by resolution duly adopted by its Board of Directors, has determined forthwith to issue an additional series of bonds to be secured by the Indenture, as hereby modified, and to be known and designated as First Mortgage Bonds, Series U (hereinafter sometimes referred to as the "bonds of Series U" or the "bonds of said series"), and has duly authorized the execution and delivery of this supplemental indenture for the purposes hereinafter set forth; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

     WHEREAS, on or subsequent to the date of the last Supplemental Indenture, the Company has constructed or acquired certain additional properties which are subject in any event to the lien and effect of the Indenture; and

     WHEREAS, the Company desires, in accordance with the provisions of
Article I, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of (i) specifically conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, all such additional properties so constructed or acquired by the Company and now owned by it, except property of the character of that expressly excepted and excluded from the lien of the Indenture, (ii) creating the bonds of Series U, and (iii) modifying or amending the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

     WHEREAS, each of the bonds of Series U is to be substantially in the following form:


                 (Form of face of bond of Series U)

No.                                                                  $

                    WEST TEXAS UTILITIES COMPANY
                    First Mortgage Bond, Series U
                     6-3/8% Due October 1, 2005

     West Texas Utilities Company, a Texas corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of $____________ Dollars on the first day of October, 2005, and to pay to the registered owner interest on said sum from the date hereof at the rate of six and three-eighths per centum per annum, payable half-yearly on the first day of April and the first day of October in each year, commencing April 1, 1996, until said principal sum is paid. Both the principal of and the interest on this bond shall be payable at the principal office or agency of the Company in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.
                      _________________________

     The provisions of this bond are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
                      _________________________

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been duly authenticated by the execution by or on behalf of the Trustee or its successor in trust under the Indenture of the Trustee's Certificate in the form endorsed hereon.

     IN WITNESS WHEREOF, West Texas Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

     Dated as of
                                       WEST TEXAS UTILITIES COMPANY


                                       By___________________________
                                                  President
ATTEST:


____________________________
        Secretary

             (Form of reverse side of bond of Series U)

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture dated August 1, 1943, executed and delivered by the Company to Harris Trust and Savings Bank (hereinafter referred to as the "Trustee") and Harold Eckhart, as Trustees, and by the indentures supplemental thereto dated, respectively, March 1, 1948, November 1, 1951, April 1, 1955, January 1, 1958, February
1, 1961, January 1, 1969, July 1, 1973, May 1, 1979, November 15, 1981,
November 1, 1983, April 15, 1985, August 1, 1985, May 1, 1986, December 1,
1989, June 1, 1992, October 1, 1992, February 1, 1994 and March 1, 1995,
executed and delivered by the Company to the Trustees under said Indenture dated August 1, 1943, and by a further indenture supplemental thereto dated October 1, 1995, executed and delivered by the Company to Harris Trust and Savings Bank and J. Bartolini (successor Co-Trustee), as Trustees, prior to the authentication of this bond (said indenture and said supplemental indentures being hereinafter referred to as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

     The bonds of Series U are not redeemable prior to maturity.

     In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor; provided, that the Company shall not register, exchange or transfer any bonds of said series during the period of ten days next preceding any interest payment date of bonds of said series.

     This bond shall be deemed to be governed by and construed in accordance with the laws of the State of New York.


     AND WHEREAS, on each of the bonds of Series U (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form:

                        Trustee's Certificate

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                                   HARRIS TRUST AND SAVINGS BANK,
                                     as Trustee,


                                   By_______________________________
                                           Authorized Signature

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto HARRIS TRUST AND SAVINGS BANK and J. BARTOLINI, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers of every kind and description, real and personal, (1) which have been constructed or acquired by the Company on or subsequent to March 1, 1995, and which at the date hereof are owned by the Company, and (2) which shall on or after the date hereof be acquired by the Company through construction, purchase, grant, consolidation, merger or otherwise, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned or hereafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all tangible personal property held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property now leased to the Company, and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals existing upon, within or under any real estate subject to the lien of the Indenture, as hereby modified, and (f) the real estate specifically excepted and excluded by the Indenture from the lien and operation thereof.

     Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustees subject to all reservations, exceptions, easements, restrictions, conditions and covenants of record, the properties of the Company described in Appendix A, if any, to this supplemental indenture (said Appendix A, if any, being incorporated by reference herein with the same force and effect as if set forth in full herein), together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining:

     TO HAVE AND TO HOLD all said property, rights, and interests hereinabove described and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom, unto HARRIS TRUST AND SAVINGS BANK and J. BARTOLINI, as Trustees under the Indenture, as hereby amended, and unto their successor or successors in trust, and their assigns forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

     And upon the considerations and for the purposes aforesaid, and in order, pursuant to terms of the Indenture, to provide for the issuance under the Indenture, as hereby amended, of bonds of Series U and to fix the terms, provisions and characteristics of the bonds of said Series, and in order to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:


                              ARTICLE I

     A series of bonds issuable under the Indenture, as hereby amended, and to be known and designated as "First Mortgage Bonds, Series U", is hereby created and authorized. The bonds of Series U shall be substantially in the form thereof hereinbefore recited. Each bond of said Series shall be dated as of the date of the interest payment day thereof to which interest was paid next preceding the date of issue, unless (a) issued on an interest payment day thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first interest payment day thereof to which interest was paid, in which event it shall be dated October 24, 1995; shall be due and payable October 1, 2005; shall bear interest from the date thereof at the rate of six and three-eighths per centum per annum, payable half-yearly on the first day of April and the first day of October in each year, and shall be payable, both as to principal and interest, at the office or agency of the Company in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.

     The bonds of Series U are not redeemable prior to maturity.

     The bonds of Series U shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, which seal may be facsimile, all in the manner provided in Section 6 of Article I of the Indenture as follows: (a) bonds of said Series executed on behalf of the Company by its President, a Vice-President, its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President, Vice-President, Secretary or Assistant Secretary, as the case may be, of the Company or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture (as hereby amended) and shall be valid and effective for all purposes, provided that all bonds of said Series shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or Vice President and of its Secretary or an Assistant Secretary, and (b) such corporate seal of the Company may be facsimile, and any bonds of Series U on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture (as hereby amended) and such facsimile seal shall be valid and effective for all purposes.

     Bonds of Series U are exchangeable and transferable in the manner and upon the conditions prescribed in the Indenture (as hereby amended) and without charge therefor, except for any stamp tax or other governmental charge; provided, that the Company shall not register, exchange or transfer bonds of said Series during the period of ten days next preceding any interest payment date of bonds of said Series.


                             ARTICLE II

     Section 1. Section 10 of Article III of the Indenture is hereby amended by striking out the words "Series A through Series T, inclusive", wherever the same occur in said section, and by inserting, in lieu thereof, the words "Series A through Series U, inclusive."

     Section 2. Section 1 of Article VII of the Indenture is hereby amended by striking out the words "Series E through T, inclusive" and by inserting, in lieu thereof, the words "Series E through U, inclusive".

                             ARTICLE III

     SECTION 1. The provisions of this supplemental indenture shall be effective from and after the date of execution hereof; and the Indenture, as hereby amended, shall remain in full force and effect.


     SECTION 2. Each reference in the Indenture, or this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this supplemental indenture, except where the context otherwise indicates.

     SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended by this supplemental indenture.

     This supplemental indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company now outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $313,288,000, consisting of and represented by First Mortgage Bonds of the Company as follows:

               Interest                                 Principal
Series           Rate             Maturity Date           Amount

  O              9-1/4            December 1, 2019      53,288,000
  P              7-3/4            June 1, 2007          25,000,000
  Q              6-7/8            October 1, 2002       35,000,000
  R              7                October 1, 2004       40,000,000
  S              6-1/8            February 1, 2004      40,000,000
  T              7-1/2            April 1, 2000         40,000,000
  U              6-3/8            October 1, 2005       80,000,000*

__________________
* To be issued by the Company under the Indenture on or subsequent to the date of execution of this Supplemental Indenture.


     SECTION 4. This Supplemental Indenture and the bonds of Series U shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, said West Texas Utilities Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Harris Trust and Savings Bank, for the purpose of entering into and joining with the Company in the execution and delivery of this supplemental indenture, has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said J. Bartolini, for the purpose of entering into and joining with the Company in the execution and delivery of this supplemental indenture, has signed and sealed this instrument, in several counterparts; all as of the day and year first above written.

                                         WEST TEXAS UTILITIES COMPANY


                                         By__________________________
                                                  Vice President
(CORPORATE SEAL)

ATTEST:


_______________________________
           Secretary


                                        HARRIS TRUST AND SAVINGS BANK
                                          As Trustee

                                         By___________________________
                                                  Vice President
(CORPORATE SEAL)

ATTEST:


_______________________________
      Assistant Secretary

                                         By_________________________ (Seal)
                                                 As Co-Trustee



Executed by each of the above-named
 parties hereto in the presence of:


____________________________

____________________________
        Witnesses



STATE OF ILLINOIS   )
                        ss.
COUNTY OF COOK      )


     Before me, this undersigned, a Notary Public in and for Cook County in the State of Illinois, on this day personally appeared ____________________, Vice President of Harris Trust and Savings Bank, and Illinois corporation, known to me to be such officer, and J. Bartolini, both known to me to be the persons whose names are subscribed to the foregoing instrument, and each of them acknowledged to me severally that he executed and signed the same for the purposes and consideration therein expressed; and said _________________ acknowledged to me that he executed and signed said instrument in the capacity therein stated and on behalf, and as the act and deed, of said corporation, for the purposes and consideration therein expressed and pursuant to the appropriate by-law provisions of said corporation.

     Given under my hand and seal of office this, the _____ day of ________, A.D. 1995.

(NOTARIAL SEAL)

                                       _____________________________________
                                      Notary Public
                                      Cook County, Illinois


                                      My Commission expires ______________.

STATE OF TEXAS                                           )
                       ss.
COUNTY OF TAYLOR                                         )


     Before me, the undersigned, a Notary Public in and for Taylor County in the State of Texas, on this day personally appeared ___________________, Vice President of West Texas Utilities Company, a Texas corporation, known to me to be such officer, and the person whose name is subscribed to the foregoing instrument, and he acknowledged to me severally that he executed and signed the same for the purposes and consideration therein expressed; and said _______________ acknowledged to me that he executed and signed said instrument in the capacity therein stated and on behalf, and as the act and deed, of said corporation, for the purposes and consideration therein expressed and pursuant to the authority of appropriate resolution of the Board of Directors of said corporation.

     Given under my hand and seal of office this, the ____ day of ________, A.D. 1995.


(NOTARIAL SEAL)


                                       _____________________________________
                                      Notary Public
                                      State of Texas


                                      My Commission expires ______________.

STATE OF TEXAS      )
                                                             ss.
COUNTY OF TAYLOR                                         )


     The undersigned, being duly sworn, deposes and says that he is the Vice President of West Texas Utilities Company, a Texas corporation, which executed the foregoing instrument, and that said instrument was executed by a utility, as defined in Section 35.01 of Subchapter A, Chapter 35, of The Business and Commerce Code of the State of Texas, engaged in the generation, transmission, distribution and sale of electric power in the State of Texas.



                                             ____________________________
                                             Vice President
                                             West Texas Utilities Company



     Subscribed and sworn to before me, this ____ day of ___________, A.D.
1995.


(NOTARIAL SEAL)



                                       _____________________________________
                                      Notary Public
                                      State of Texas


                                      My Commission expires ______________.